Exhibit 10.60
NINTH AMENDMENT TO THE
MARATHON PETROLEUM THRIFT PLAN

Pursuant to the powers of amendment reserved under Section 24.01 of the Marathon Petroleum Thrift Plan, as amended and restated effective as of January 1, 2023, and as thereafter amended from time to time (the “Plan”), the Plan is amended as follows:
FIRST CHANGE
Effective as of August 29, 2025, Appendix C to the Plan is amended by the addition of the following table at the end thereof, reading as follows:
Other Transactions

Prior Employers: Northwind Midstream LLC and Northwind Management LLC	For vesting purposes, actual accredited service as of September 1, 2025, with fractional years rounded up to the next whole year, will be applied.

SECOND CHANGE
Effective as of July 1, 2025, Section 2.02.D. of the Plan is amended to read as follows:
D.    “Participating Employer” means Marathon Petroleum Company LP; Marathon Pipe Line LLC; Marathon Petroleum Logistics Services LLC; MW Logistics Services LLC; Marathon Refining Logistics Services LLC; and Treasure Card Company LLC.
The Plan, as amended by the foregoing changes, is ratified and confirmed in all respects.
IN WITNESS WHEREOF, the undersigned officer has caused this Amendment to be executed effective as of the date specified above.

/s/ Lori B. Glawe
By: Lori B. Glawe, acting as authorized delegate

Date Signed: Dec 23, 2025